                                   EXHIBIT 23
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CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM
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We have issued our report dated April 22, 2005 accompanying the consolidated financial statements and schedule included in the Annual Report of National Auto
Credit, Inc. and Subsidiaries on Form 10-K for the year ended January 31, 2005.
We hereby consent to the incorporation by reference of said reports in the
Registration Statements of National Auto Credit, Inc. on Forms S-8 (File No.
2-93984, effective October 1, 1987, File No. 33-51727, effective December 28,
1993, and File No. 33-58579, effective May 31, 1995).

/s/ Grant Thornton, LLP
Cleveland, Ohio
April 22, 2005